Exhibit 10.2

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

RESELLER AGREEMENT

This Reseller Agreement (this “Agreement”) is entered into as of September 10, 2009 (the “Effective Date”), by and between Ditech Networks, Inc., a Delaware corporation doing business at 825 East Middlefield Road, Mountain View, CA 94043 (“Ditech”), and Simulscribe LLC, with offices at 110 East 59th Street, New York, NY 10022 (“Simulscribe”).

AGREEMENT

IN CONSIDERATION OF THE PREMISES, MUTUAL COVENANTS, CONDITIONS, PROMISES AND AGREEMENTS CONTAINED HEREIN, THE PARTIES HERETO AGREE AS FOLLOWS:

1.                                       DEFINITIONS

a.                                       “Assigned Customers” shall mean those customers who are the counter parties to the Assigned Customer Agreements.

b.                                      “Assigned Customer Agreements” shall mean those agreements listed in Schedule C.

c.                                       “Assignment Date” means September 10, 2009.

d.                                      “Change of Control” shall have the meaning as defined in Section 12.1.

e.                                       “Services” shall mean any and all (i) current services offered, provided, or made available through or by Simulscribe, including services offered, provided, or made available to the Assigned Customers, (ii) services described in Schedule A, as modified by the parties from time to time upon mutual consent, and (iii) future services offered, provided, or made available through or by Simulscribe not at the direction, instruction or request of Ditech.

f.                                         “Marks” shall mean the “PhoneTag” and “Simulscribe” brand name, logos, domain names, services marks and trademarks rights owned by Simulscribe.

g.                                      “Territory” shall mean worldwide.

h.                                      “Wholesale Customers” shall mean (i) any and all customers who do not purchase or receive any of the Services for its own personal consumption or use, including, without limitation the Assigned Customers and (ii) any and all customers, originated by Ditech, who purchase or receive any of the Services for its own personal consumption together with any other bundled services of Ditech (a “Bundled Wholesale Customer”).

i.                                          “Retail Customers” shall mean (i) any and all customers, originated by Simulscribe, who purchase or receive any of the Services for its own personal consumption or use and (ii) any and all customers, originated by Simulscribe, who purchase or receive any of the Services for its own personal consumption together with any other bundled services of Ditech (“Bundled Retail Customer”).

2.                                       APPOINTMENT

2.1                               Exclusivity.

Simulscribe hereby appoints Ditech as its exclusive seller of the Services for Wholesale Customers in the Territory, and Ditech hereby accepts such appointment.  Simulscribe

Confidential Information

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

may not add additional distributors, independent sales representatives, sellers or resellers in the Territory for Wholesale Customers without the consent of Ditech.  Simulscribe will not provide or make available any of the Services to any Wholesale Customers other than to or through Ditech and will not authorize any other party to provide any Services to any Wholesale Customer.  Simulscribe shall promptly forward any Wholesale Customers’, and after the Assignment Date any Assigned Customers’, orders or inquiries it may receive to Ditech and shall inform its Wholesale Customers, and after the Assignment Date any Assigned Customers, that the Services shall be ordered directly from Ditech. All Services will be provided by Simulscribe to the Wholesale Customers, and Ditech will have no right to itself provide any Services. Ditech may only sell the Services under the applicable Marks, and at the option of Ditech, together with the name “Ditech” and, upon the mutual agreement of the parties, any other tradename.  Ditech agrees during the term of this Agreement that it shall not directly or indirectly compete with the business of the sale of the voicemail—to-text Service provided by Simulscribe under this Agreement.  Without limiting the generality of the foregoing, Ditech shall not during the term of this Agreement directly or indirectly market, sell, license or distribute any voicemail-to-text service or product to any Wholesale Customer or non Wholesale Customer other than the voicemail-to-text Service provided by Simulscribe under this Agreement.

2.2                               Services.

Simulscribe will provide Services to all Wholesale Customers in a sufficient volume to fulfill all of the business needs of the Wholesale Customers.  Promptly after the Effective Date, Simulscribe will advise Ditech of all information Simulscribe needs in order to provide the Services to the Wholesale Customers) and will keep Ditech informed of any changes to the information needed.  Simulscribe will work with Ditech regarding the process to provide the Services to the Wholesale Customers.  Simulscribe will provide Ditech with sales and technical information regarding the Services and a reasonable amount of literature and other marketing materials pertaining to Simulscribe and to the Services.  Simulscribe will perform the Services in conformance with the Service Levels specified in Schedule B. Ditech shall have the right to request the provision of speech recognition services other than the Services as part of the Services provided under this Agreement, but the decision whether to provide such future services and the scope of such future services shall be subject to the agreement of Simulscribe.

3.                                       PRICES, ORDERS, AND PAYMENT

3.1          Prices.

a.               Assigned Customer Agreements.  Ditech agrees to pay Simulscribe a one-time fee of Four Million US Dollars ($4,000,000) for the assignment of the Assigned Customer Agreements and the sole right to receive any fees due under such agreements after the Assignment Date as described in Section 4.   This fee shall be payable (i) by the payment of Two Million US Dollars ($2,000,000) on the day this Agreement is executed (or the next business day if executed after the wire deadline) and (ii) by the issuance of a convertible promissory note in the principal amount of Two Million US Dollars ($2,000,000) with a maturity date two (2) years from this Agreement’s Effective Date (subject to acceleration and conversion rights as provided therein), in the form attached hereto as Schedule D.

b.              Services Exclusivity.  Ditech agrees to pay Simulscribe a one time fee of Three Million US Dollars ($3,000,000) for the exclusive rights to sell the Services to Wholesale Customers as described in Section 2.1. This fee shall be payable (i) by the payment of One Million Five Hundred Thousand US Dollars ($1,500,000) on the day this Agreement is executed (or the next business day if executed after the wire

Confidential Information

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

deadline) and (ii) by the issuance of a convertible promissory note in the principal amount of One Million Five Hundred Thousand US Dollars ($1,500,000) with a maturity date two (2) years from this Agreement’s Effective Date (subject to acceleration and conversion rights as provided therein) in the form attached hereto as Schedule D.

c.               Services Fee.  For up to [*] after the Effective Date, Ditech agrees to pay Simulscribe an ongoing services fee in an amount equal to [*] (“Services Fee”) for Services in conformance with the Service Levels specified in Schedule B.  After the just-ended month, Simulscribe shall send Ditech a detailed invoice for the Services provided to Wholesale Customers during the just-ended month.  Ditech may set off any amount owed by Simulscribe to Ditech against the Service Fee owed by Ditech to Simulscribe under this Agreement upon mutual agreement by Ditech and Simulscribe.  Unless otherwise stated on this Agreement, payment terms of the Service Fee shall be net forty five (45) calendar days after receipt of valid invoice.  If any aspect of any item on an invoice is disputed, such dispute shall be resolved upon mutual agreement by Ditech and Simulscribe.

d.              Prices.  Ditech is free to determine its own prices for sale of the Services to the Wholesale Customers, and nothing expressed or implied herein shall in any way limit Ditech’s ability to set such prices in its sole discretion.  Except for Retail Customers, Ditech shall bill all Wholesale Customers directly and, except as is set forth below, retain all payments made by the Wholesale Customers.  Simulscribe shall bill all Retail Customers directly and, except as is set forth below, retain all payments made by the Retail Customers.  In addition to the Service Fees, in the event that Simulscribe sells the Service to a Bundled Retail Customer then Simulscribe shall remit to Ditech on a monthly basis a portion of the fee paid by the Bundled Retail Customer which the parties agree should be allocated to the Ditech service based on market prices of the bundled services if sold on a stand alone basis.  In the event that Ditech sells the Service to a Bundled Wholesale Customer then Ditech shall remit to Simulscribe on a monthly basis a portion of the fee paid by the Bundled Wholesale Customer which the parties agree should be allocated to the Simulscribe service based on market prices of the bundled services if sold on a stand alone basis.  To the extent that the parties cannot agree on of the above allocations any such dispute shall be resolved by the Independent Auditor (as defined in Section 3.2(b) hereof).  The cost of the Independent Auditor shall be borne equally by the parties.

e.               Taxes.  Ditech will not be responsible for payment of any taxes (including taxes based on Simulscribe’s income), fees, duties, and other governmental charges, and any related penalties and interest, arising from the payment of fees to Simulscribe under this Agreement or the provision of the Services under this Agreement.

3.2          Incremental Revenue.

a.               “Incremental Revenue” shall mean the sum of (i) all amounts paid by Wholesale Customers to Ditech for the Service (not bundled with a Ditech product), and (ii) when bundled with a Ditech product to a Bundled Wholesale Customer or Bundled Retail Customer, only the prorated recognized revenue of the Services which the parties agree should be allocated to the Service based on market prices of the bundled services if sold on a stand alone basis which allocation shall be consistent with the allocation set forth in Section 3.1(e) (to the extent that the parties cannot agree on such allocation any such dispute shall be resolved by the Independent Auditor (as defined in Section 3.2(b) hereof) and the cost of the Independent Auditor shall be borne equally by the parties), and (iii) all amounts paid by Retail Customers for the Service (not bundled with a Ditech product).

Confidential Information

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

b.              Simulscribe shall be paid annually for the period ending October 31, 2012, a portion of the total Accumulated Incremental Revenue on a sliding scale based on the schedule set forth in Section 3.2(c) below (the “Incremental Payments”).  For the purpose of the first year of the Incremental Payments, the first year shall be from the Effective Date until October 31, 2010.  The second year of the Incremental Payments shall be based from November 1, 2010 until October 31, 2011.  The final year of the Incremental Payments shall be based from November 1, 2011 until October 31, 2012.  Thus, the Incremental Payments shall be calculated on November 1, 2010, November 1, 2011 and November 1, 2012 (each, an “Incremental Payments Calculation Date”). The Incremental Payment shall be paid within twenty (21) calendar days after the applicable Incremental Payments Calculation Date.  No Incremental Payment shall be made after the third year payment.  Incremental Revenue shall be calculated in accordance with generally accepted accounting principles as all such amounts are set forth in the audited financial statements of Ditech and the books and records of Simulscribe.  Together with the payment of each the Incremental Payment, Ditech shall deliver to Simulscribe a detailed statement calculating Incremental Revenue for the prior fiscal year and the calculation of the Incremental Payment, if any.  Within thirty (30) days after the delivery of the statement of Incremental Revenue and Incremental Payment calculation, Simulscribe may notify Ditech of any objections or changes thereto, specifying in reasonable detail any such objections or changes.  If Simulscribe does not notify Ditech of any objections or changes thereto or if within twenty (20) days of the delivery of an objection notice Simulscribe and Ditech agree on the resolution of all objections or changes, then such statements delivered by Ditech, with such changes as are agreed upon, shall be final and binding.  If the parties shall fail to reach an agreement with respect to all objections or changes within such twenty (20) day period, then all disputed objections or changes shall, not later than ten (10) days after the expiration of such twenty (20) day period, be submitted for resolution to an impartial certified public accounting firm of national standing which is reasonably acceptable to the parties (the “Independent Auditor”).  All of the parties shall use reasonable efforts to cause such Independent Auditor, within twenty (20) days of its appointment, to use its best judgment in resolving the disputes submitted to it.  The statements delivered by Ditech, as adjusted by the parties or the Independent Auditor, shall be final and binding.  The fees and costs of such Independent Auditor shall be paid by Simulscribe if the adjustment to the amount of the Incremental Payment by the Independent Auditor is less than a five (5%) percent increase of the Incremental Payment and by Ditech if the adjustment to the amount of the Incremental Payment by the Independent Auditor is greater than a five (5%) percent increase.  Ditech agrees to permit Simulscribe and its legal counsel and accounting firm and the Independent Auditor, if any, to have reasonable access upon prior notice during normal business hours to Ditech’s books and records (including, without limitation, the work papers of its accountants) and its representatives and accountants relating to the Services, in each case solely in connection with Simulscribe’s review of the statement calculating the Incremental Payment and Incremental Revenue.

c.               Incremental Payment Schedule.

i.                  No Incremental Payment will be made until $[*] of Incremental Revenue is recognized by Ditech or Simulscribe, as applicable.

ii.             Payout of $[*] per million of aggregate Incremental Revenue between $[*] and $[*] recognized by Ditech ([*] calculations, totaling a maximum of $[*]).

iii.          Payout of $[*] per million of aggregate Incremental Revenue between $[*] and $[*] recognized by Ditech ([*} calculations, totaling a maximum of $[*]).

Confidential Information

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

No Incremental Payment shall be made with respect to Incremental Revenue upon which a previous Incremental Payment had been made (and thus, a maximum of $10,000,000 in the aggregate of Incremental Payments may be made)

Incremental Payments will only be made for each [*] dollar Incremental Revenue threshold reached.  No prorated Incremental Payment shall be made for Incremental Revenue amounts lower than the [*] dollar thresholds.

d.              Incremental Conversion Option.  Subject to Section 3.3, each Incremental Payment may be converted in whole but not in part, at Simulscribe’s option, into shares of Ditech common stock (“Ditech Stock”) at $5.00 per share of Ditech Stock.  Subject to Section 3.3, if Incremental Revenue of $[*] is exceeded, up to $5,000,000 of unpaid Incremental Payments may, at Simulscribe’s option, be converted into shares of Ditech Stock at $4.00 per share of Ditech Stock.  The election to convert must be made by Simulscribe within five (5) business days after the later of the Incremental Payments Calculation Date to which the Incremental Payment relates and the date upon which the Independent Auditor (as defined in Section 3.2(b) hereof) resolves any dispute with respect to such Incremental Payment.

e.               Acceleration.  Within three (3) years of the Effective Date, in the event that [*] then a Trigger Event shall be deemed to have occurred.  Upon the occurrence of a Trigger Event the Incremental Revenue shall be deemed to be $[*] and, subject to the conversion rights set forth in Section 3.2(d) and 3.3, the payment of the entire unpaid balance of the $10,000,000 Incremental Payment shall be immediately due and payable.

[*]

[*]

Confidential Information

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.3          Convertibility Rules.

a.                                       In the event Ditech should at any time or from time to time after the Effective Date fix a record date for the effectuation of a split or subdivision of the then outstanding Ditech Stock, or a stock dividend or distribution on the then outstanding Ditech Stock, then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the conversion prices set forth in Section 3.2(d) shall be appropriately decreased so that the number of shares of Ditech Stock issuable upon conversion as set forth in Section 3.2(d) shall be increased in proportion to such increase of outstanding shares of Ditech Stock.

b.                                      If the number of shares of Ditech Stock outstanding at any time after the Effective Date is decreased by a combination of the outstanding shares of Ditech Stock, then, following the record date of such combination, the conversion prices set forth in Section 3.2(d) shall be appropriately increased so that the number of shares of Ditech Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares of Ditech Stock.

c.                                       In case of any consolidation of Ditech with, or merger of Ditech into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of Ditech, then as a condition of such consolidation, merger or sale or conveyance, adequate provision in escrow will be made whereby Simulscribe will have the right to acquire and receive upon conversion of the amounts, if any, payable pursuant to Section 3.2(d) in lieu of the shares of Ditech Stock immediately theretofore acquirable upon the conversion, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for the number of shares of Ditech Stock immediately theretofore acquirable and receivable upon conversion had such consolidation, merger or sale or conveyance not taken place.  Ditech will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than Ditech) assumes by written instrument the obligations under Section 3.2(d) and the obligations to deliver to Simulscribe such shares of stock, securities, cash or assets as, in accordance with the foregoing provisions, Simulscribe may be entitled to acquire.

d.                                      Ditech shall at all times reserve and keep available out of its authorized but unissued shares of Ditech Stock solely for the purpose of effecting the conversion pursuant to Section 3.2(d) such number of shares as shall from time to time be sufficient to effect the conversion pursuant to Section 3.2(d); and if at any time the number of authorized but unissued shares of  Ditech Stock shall not be sufficient to effect the conversion of the entire amount pursuant to Section 3.2(d), in addition to such other remedies as shall be available to Simulscribe, Ditech will use its commercially reasonable efforts to take such action as may, in the opinion of Ditech’s counsel, be necessary to increase its authorized but unissued shares of Ditech Stock to such number of shares of Ditech Stock as shall be sufficient for such purposes.

e.                                       Until conversion pursuant to Section 3.2(d), Simulscribe shall not have any rights as a stockholder of Ditech.

f.                                         Incremental Payment Acceleration Option.

If an event described in Section 3.3(c) shall occur, Ditech, at its sole option, may accelerate the payment of the Incremental Payments by giving thirty (30) days prior written notice of the determination to accelerate the payment of the Incremental Payments.  Simulscribe shall then give notice, within twenty (20) days following such notice given by Ditech, whether it elects to receive the Incremental Payments in cash or Ditech Stock.  The payment of the Incremental Payments, whether in cash or Ditech Stock, shall be made immediately prior to the event described in Section 3.3(c).

Confidential Information

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.4          Investment Representations and Warranties of Simulscribe.

Simulscribe hereby represents and warrants with respect to the promissory notes issued or issuable pursuant to Section 3.1(a) and 3.1(b), and the conversion right set forth in Section 3.2(d), as well as with respect to the issuance of any common stock issued upon conversion of such promissory notes or conversion rights (collectively, the “Securities”):

a.                                       Simulscribe is an “accredited investor” as such term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

b.                                      Simulscribe is acquiring the Securities solely for investment and not with a view to or for sale or distribution of the Securities, or any part thereof.

c.                                       Simulscribe understands that the Securities have not been registered under the Securities Act of 1933, as amended, (the “Securities Act”) and must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.

d.                                      Simulscribe is aware that the Securities may not be sold pursuant to Rule 144 adopted under the Securities Act (“Rule 144”) unless certain conditions are met, and further agrees not to make any disposition of all or any part of the Shares in any event unless and until:

(i)                                   The Securities are transferred pursuant to Rule 144 and Ditech shall have received documentation reasonably acceptable to Ditech that a sale of the Securities has occurred in accordance with the provisions of Rule 144; or

(ii)                                Ditech shall have received a letter from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or

(iii)                             There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iv)                              Simulscribe has provided Ditech with a notice detailing the circumstances of the proposed disposition together with an opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that such disposition will not require registration of such Shares under the Securities Act.

e.                                       Simulscribe understands and agrees that all certificates evidencing the Securities may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

f.                                         The representations in this letter are made with the knowledge that Ditech and its counsel will rely upon such representations in connection with instructions to Ditech’s transfer agent to effect the contemplated issuance of the Securities.

Confidential Information

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.                                       ASSIGNED CUSTOMERS

Effective on the Assignment Date, Simulscribe shall transfer and assign to Ditech the Assigned Customer Agreements and after the Assignment Date the Assigned Customers shall be Wholesale Customers and Simulscribe will continue to perform Services directly for the Assigned Customers.  Such assignment shall not relieve Simulscribe of any liability or obligations under the Assigned Customer Agreements prior to or after the Assignment Date, Simulscribe will be responsible for all such liability and obligations, and Ditech will have no liabilities for and will not assume and such liability or obligations.  In the event Ditech is required to pay to any Assigned Customer after the Assignment Date any valid lien, debt, or expense incurred by Simulscribe prior to or after the Assignment Date, Ditech shall have the right to offset any such lien, debt, or expense actually paid by Ditech, which is the valid and legal obligation of Simulscribe, against any payment owed to Simulscribe by Ditech. Simulscribe shall provide Ditech with a full copy of the sales history for each Assigned Customer.

5.                                       TRADEMARKS

Simulscribe hereby grants to Ditech a non-exclusive and non-transferable license to use the Marks solely to promote the Services in a manner consistent with this Agreement.  Ditech will use the Marks in the form provided and in conformance with any trademark usage policies provided, from time to time, by Simulscribe to Ditech.  Ditech acknowledges Simulscribe’s exclusive ownership of the Marks, and Ditech agrees not to take any action inconsistent with such ownership and will cooperate, at Simulscribe’s reasonable request and expense, in any action (including the conduct of legal proceedings) which Simulscribe deems necessary or desirable to establish or preserve Simulscribe’s exclusive rights in and to the Marks. Ditech will not adopt, use, or attempt to register any trademarks or trade names that are confusingly similar to the Marks or use the Marks in such a way as to create combination marks with the Simulscribe Marks. Simulscribe may terminate this trademark license if, in Simulscribe’s reasonable discretion, Ditech’s use of the Marks tarnishes, blurs or dilutes the quality associated with the Marks or the associated goodwill and such unauthorized use is not cured within thirty (30) days of notice of breach.

6.                                       WARRANTY AND DISCLAIMER

6.1          Warranty.

a.               Representations by Simulscribe.  Simulscribe hereby represents and warrants to Ditech that (i) Simulscribe owns or has all rights necessary to grant the rights and licenses provided under this Agreement and the performance of the Services do not infringe any copyright, patent, trademark, trade secret or other intellectual property right of a third party, and (ii) Simulscribe possesses the full power and authority to enter into and perform its obligations under this Agreement.

b.              Representations by Ditech.  Ditech hereby represents and warrants to Simulscribe that Ditech possesses the full power and authority to enter into and perform its obligations under this Agreement.

c.               Simulscribe represents and warrants that it has informed Ditech in writing of all of its current Wholesale Customers and related agreements in the Territory entered into with respect to the Services and this Agreement does not violate any such agreements.

Confidential Information

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.                                      AUDIT

Simulscribe agrees to promptly furnish, when requested by Ditech, no more frequently than once per calendar quarter, a full and detailed statement of the Services and related costs provided under this Agreement. Ditech or its authorized representative shall have the right once per calendar quarter during normal business hours and upon five (5) days prior written notice to audit Simulscribe’s records and verify any statement, reports, or invoices sent to Ditech.  Any such audit will be paid for by Ditech; provided however, that if the audit reveals that Simulscribe has underpaid or overcharged Ditech at a rate of five percent (5%) or greater, then Simulscribe shall pay the cost of the audit.

8.                                      DURATION OF AGREEMENT AND TERMINATION

8.1                               Duration of Agreement.

a.               Subject to the termination rights of the parties, this Agreement shall continue in force indefinitely unless terminated or canceled as provided herein; provided, that Ditech may terminate this Agreement in the event that [*].

b.              For material breach of any provision of this Agreement, the non-breaching party may immediately terminate this Agreement provided that a written notice has been given to the breaching party and such breaching party failed to cure said breach within sixty (60) days after receipt of such notice.

c.               This Agreement shall automatically terminate if [*].

d.              After three (3) years from the Effective Date, Ditech will have the right to terminate this Agreement at any time, for its convenience, upon ninety (90) days written notice to Simulscribe.

8.2                               Loss of Exclusivity.

a.               If at any time after the Assignment Date Simulscribe provides the Services to any Wholesale Customer other than the Assigned Customers or any other Wholesale Customer to which Ditech has sold Simulscribe’s Services or Simulscribe collects any revenue directly from a Wholesale Customer, Ditech shall be entitled to receive and Simulscribe shall immediately pay to Ditech, as liquidated damages, [*].

b.              If at any time after the Assignment Date Simulscribe appoints any third party a reseller of the services to Wholesale Customers, Ditech shall be entitled to receive and Simulscribe shall immediately pay to Ditech, as liquidated damages, [*].

The parties understand that Ditech will invest significant resources in building its business related to the exclusive use of the Services, which the parties anticipate will result in significant future revenue streams to Ditech, which if lost would result not only in lost revenue but also in the loss of the value of Ditech’s investment in the business.  Accordingly, the parties acknowledge that it is impractical and extremely difficult to determine the actual damages or lost revenues that may result from a violation of the exclusivity described in Section 2.1.  Accordingly, the amounts payable to Ditech as “liquidated damages” under this Section 8.2 are (y) liquidated damages, and not a penalty, and (z) reasonable and not disproportionate to the presumed damages to Ditech, including through a loss of profits.

Confidential Information

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.3                               Loss of Services.

a.               Simulscribe agrees to indemnify, defend and hold harmless Ditech in respect of any losses suffered by Ditech up to the fourth anniversary of the Effective Date in the event that prior to the fourth anniversary of the Effective Date [*].

b.              In the event that at any time up to the fourth anniversary of the Effective Date Simulscribe intentionally fails to provide the Services as described in this Agreement which failure is not cured within thirty (30) days of written notice thereof stating in detail the Services that are not being provided, Ditech shall be entitled to receive and Simulscribe shall immediately pay to Ditech, as liquidated damages, [*].  The parties understand that Ditech will invest significant resources in building its business related to the exclusive use of the Services, which the parties anticipate will result in significant future revenue streams to Ditech, which if lost would result not only in lost revenue but also in the loss of the value of Ditech’s investment in the business.  Accordingly, the parties acknowledge that it is impractical and extremely difficult to determine the actual damages or lost revenues that may result from Simulscribe’s failure to provide the Services.  Accordingly, the amounts payable to Ditech as “liquidated damages” under this Section 8.3 are (y) liquidated damages, and not a penalty, and (z) reasonable and not disproportionate to f the presumed damages to Ditech.  including through a loss of profits.

8.4                               Effects of Termination.

Upon termination of this Agreement for any reasons, Sections 3.1, 3.2, 3.3 and 6 through 13 shall survive termination of this Agreement.  The total amount of payments made by Simulscribe to Ditech for indemnification or damages with respect to any matter set forth in Section 8.2(b) or 8.3(b) shall not exceed, in the aggregate, $[*], except for a breach of the obligation by Simulscribe to make a payment to Ditech under such Sections and a claim for indemnity under Section 10.1 with respect to a Claim brought by a third party against Ditech.

9.                                      CONFIDENTIAL INFORMATION.

9.1                               Definition of Confidential Information.

Each party (the “Disclosing Party”) may from time to time during the term of this Agreement disclose to the other party (the “Receiving Party”) certain information regarding the Disclosing Party’s business, including technical, marketing, financial, employee, planning, and other confidential or proprietary information, marked, if in tangible form, as “confidential” or “proprietary” or with a similar legend or, if disclosed orally or visually, identified as confidential at the time of disclosure and summarized in a writing sent to the Receiving Party within thirty (30) days after such oral disclosure (“Confidential Information”).  Regardless of whether so marked or identified, however, any information that the Receiving Party knew or should have known, under the circumstances, was considered confidential or proprietary by the Disclosing Party, will be considered Confidential Information of the Disclosing Party.

9.2                               Protection of Confidential Information.

Subject to section 9.3, Receiving Party agrees that it will (i) hold in confidence and not disclose to any third party any Confidential Information of Disclosing Party, except as approved in writing by Disclosing Party; (ii) protect such Confidential Information with at least the same degree of care that Receiving Party uses to protect its own Confidential Information, but in no case, less than reasonable care; (iii) use the Disclosing Party’s Confidential Information for no purpose other than that expressly permitted under this Agreement; (iv) limit access to Disclosing Party’s Confidential Information to those of Receiving Party’s employees or authorized representatives having a need to know who have signed confidentiality agreements containing, or are otherwise bound by, confidentiality obligations at least as restrictive as those contained herein; and (v)

Confidential Information

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

immediately notify Disclosing Party upon discovery of any loss or unauthorized disclosure of Disclosing Party’s Confidential Information.  The Parties agree that neither Party will communicate any information to the other Party in violation of the proprietary rights of any third party.

9.3                               Exceptions to Confidentiality.

Confidential Information does not include any information that the Receiving Party can demonstrate with competent evidence (i) was in the public domain at the time it was communicated to Receiving Party by Disclosing Party; (ii) entered the public domain subsequent to the time it was communicated to Receiving Party by Disclosing Party, through no fault of Receiving Party; (iii) was in Receiving Party’s possession free of any obligation of confidence prior to the time it was communicated to Receiving Party by Disclosing Party; (iv) was rightfully communicated to Receiving Party free of any obligation of confidence subsequent to the time it was communicated by Disclosing Party; (v) was developed by employees or agents of Receiving Party independently of and without reference to any information communicated to Receiving Party by Disclosing Party; or (vi) was communicated by Disclosing Party to an unaffiliated third party free of any obligation of confidence.  Notwithstanding the above, Receiving Party may disclose Disclosing Party’s Confidential Information, without violating the obligations of this Agreement, to the extent such disclosure is required by a valid order of a court or other governmental body having jurisdiction, provided that Receiving Party gives Disclosing Party reasonable prior written notice of such disclosure and makes a reasonable effort to obtain, or to assist Disclosing Party in obtaining, a protective order preventing or limiting the disclosure and/or requiring that the Confidential Information so disclosed be used only for the purposes for which the law or regulation required, or for which the order was issued.

9.4                               Return of Confidential Information.

Upon the written request of the Disclosing Party or the expiration or termination of this Agreement, the Receiving Party will promptly return to the Disclosing Party or destroy, at the Disclosing Party’s option, all Confidential Information of the Disclosing Party in the Receiving Party’s possession or control and permanently erase all electronic copies of such Confidential Information.  At the Disclosing Party’s request, the Receiving Party will certify in a writing signed by an officer of the Receiving Party that it has fully complied with its obligations under this section 9.4.

9.5                               Remedies for Breach of Confidentiality.

Each party recognizes and agrees that in the event of a breach or threatened breach of a party’s obligations under this Section 9, irreparable damage may be caused to the non-breaching party for which monetary damages alone would not adequately compensate such party.  Therefore, each party agrees that, in addition to all other remedies available at law or in equity, the non-breaching party is entitled to seek an injunction or other equitable relief for the enforcement of any such obligation.

10.                                INDEMNIFICATION

10.1                        Indemnification by Simulscribe.

Simulscribe agrees to indemnify, defend and hold harmless Ditech, its affiliates, customers, employees, successors and assigns (all referred to in this Section 10.1 as “Ditech”) from and against any Claims that arise out of or result from:  (a) any third party claim that the Services infringe a third party’s intellectual property rights; (b) any breach of any representation, covenant or warranty by Simulscribe or failure of Simulscribe to perform its obligations under this Agreement; (c) any obligations or liabilities under any of the Assigned Customer Agreements arising or relating to any acts or obligations of Simulscribe prior to or after the Assignment Date, (d) violation of any applicable law, in

Confidential Information

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

any way arising out of or relating to the Services, and/or (e) any Ditech Excluded Infringement Claims.  Notwithstanding any of the foregoing, Simulscribe shall have the right, in its absolute discretion and at its sole cost, to employ attorneys of its own choice and to institute or defend any such Claim.  Ditech will promptly notify Simulscribe of any Claims where Simulscribe is responsible to indemnify Ditech, and will cooperate in the defense and settlement of the Claim and agree to any settlement of the Claim by Simulscribe; provided that any such settlement includes a general release of Ditech by the party bringing the Claim, and will tender control of the defense to Simulscribe.  “Claim,” as used in this Section 10, means any losses, liabilities, costs, damages, claims, fines, penalties and expenses (including, without limitation, costs of defense or settlement and reasonable attorneys’, consultants’ and experts’ fees).  The foregoing indemnity shall not apply to any such Claim that arises out of or results from (i) any breach by Ditech of this Agreement, (ii) any combination or use of the Services provided by Simulscribe with any other products or services (whether combined or used by Ditech, its customers or any other person), (iii) any third party software or services provided by Ditech used to provide the Services, (iv) any modification to the Services made or requested by or on behalf of Ditech or (v) Ditech’s manufacture, use, sale, or offer for sale of the Services after Simulscribe’s written notice that Ditech should cease manufacture, use, sale, or offer for sale of such Services due to such Claim ((clauses (i) through (v) collectively, the “Simulscribe Excluded Infringement Claims”).

10.2                        Indemnification by Ditech.

Ditech agrees to defend, indemnify, and hold Simulscribe harmless (including but not limited to paying all reasonable attorneys’ fees and costs of litigation) from (a) any Claims brought by any third party arising from any misstatements or misrepresentation of the Services by Ditech, its agents, employees, and its contractors, (b) activities relating to Ditech’s sales, marketing, distribution, and support of the Services not authorized by Simulscribe, (c) any breach of any representation, warranty or covenant by Ditech or failure of Ditech to perform its obligations under this Agreement, (d) any obligations or liabilities under any of the Assigned Customer Agreements arising or relating to any acts or obligations of Ditech on or after the Assignment Date, (d) violation of any applicable law by Ditech, in any way arising out of or relating to the Services and/or (e) any Simulscribe Excluded Infringement Claims.  Simulscribe will promptly notify Ditech of any Claims where Ditech is responsible to indemnify Simulscribe, will cooperate in the defense and settlement of the Claim and agree to any settlement of the Claim by Ditech; provided that any such settlement includes a general release of Simulscribe by the party bringing the Claim, and will tender control of the defense to Ditech. The foregoing indemnity shall not apply to any such Claim that arises out of or results from Simulscribe’s manufacture, use, sale, or offer for sale of the Services after Ditech’s written notice that Simulscribe should cease manufacture, use, sale, or offer for sale of such Services due to such Claim, collectively, the “Ditech Excluded Infringement Claims.

11.                                LIMITATION OF LIABILITY

Notwithstanding anything to the contrary set forth in this Agreement, the total liability of Simulscribe to Ditech under Sections [*] hereof in the aggregate shall not exceed [*], except to the extent that any such liability is due to the fraud or intentional misrepresentation of Simulscribe or infringement claims under Section 10. Ditech’s total liability under this Agreement is limited to and shall not exceed [*].  Except for claims with respect to [*] or with respect to any matter set forth in [*], in no event will either party be liable for any consequential, indirect, exemplary, special, or incidental damages, including any lost data and lost profits, arising from or relating to this Agreement; provided, however, that Simulscribe shall not be liable for consequential, indirect, exemplary, special, or incidental damages, including any lost data and lost profits, arising from or relating to this Agreement for matters set forth in [*] in excess of [*], or for matters set forth in [*] in excess of $[*].

Confidential Information

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

12.                                CHANGE OF CONTROL

12.1                        Definition.

“Change of Control” as to a party shall mean the occurrence of one or more of the following with respect to that party: (i) the acquisition by any person (or related group of persons), whether by tender or exchange offer made directly to that party’s stockholders, open market purchases or any other transaction or series of transactions, of common stock possessing sufficient voting power in the aggregate to elect an absolute majority of the members of that party’s Board of Directors; (ii) a merger or consolidation in which that party is not the surviving entity, except for a transaction in which securities representing more than fifty percent (50%) of the total combined voting power of the surviving entity are held by persons who held common stock immediately prior to such merger or consolidation; (iii) any reverse merger in which that party is the surviving entity but in which securities representing more than fifty percent (50%) of the total combined voting power of that party’s outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger; or (iv) the sale, transfer or other disposition of all or substantially all of the assets of that party.

12.2                        Effect.

a.               In the event of a Change of Control of Simulscribe, (a) Ditech shall be entitled to receive, and Simulscribe shall pay to Ditech as liquidated damages within thirty (30) days of such Change of Control notice, the total of [*] and (b) [*].  The parties understand that Ditech will invest significant resources in building its business related to the exclusive use of the Services, which the parties anticipate will result in significant future revenue streams to Ditech, which the parties believe would be lost if Simulscribe were to undergo a Change of Control of Simulscribe, which would result not only in lost revenue but also in the loss of the value of Ditech’s investment in the business.  Accordingly, the parties acknowledge that it is impractical and extremely difficult to determine the actual damages or lost revenues that may result from a Change of Control of Simulscribe.  Accordingly, the amounts payable to Ditech as “liquidated damages” under this Section 12.2(a) are (a) liquidated damages, and not a penalty, and (b) reasonable and not disproportionate to the presumed damages to Ditech, including through a loss of profits.

b.              Additionally, in the event of a Change of Control of Simulscribe, Ditech shall be entitled to [*].  The parties understand that Ditech will invest significant resources in building its business related to the exclusive use of the Services, which the parties anticipate will result in significant future revenue streams to Ditech, which the parties believe would be lost if Simulscribe were to undergo a Change of Control of Simulscribe, which would result not only in lost revenue but also in the loss of the value of Ditech’s investment in the business.  Accordingly, the parties acknowledge that it is impractical and extremely difficult to determine the actual damages or lost revenues that may result from a Change of Control of Simulscribe.  Accordingly, the amounts payable to Ditech as “liquidated damages” under this Section 12(b) are (a) liquidated damages, and not a penalty, and (b) reasonable and not disproportionate to the presumed damages to Ditech, including through a loss of profits.

13.                                MISCELLANEOUS

13.1                        Independent Contractors.

The relationship of Simulscribe and Ditech established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to

Confidential Information

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(i) give either party the power to direct and control the day-to-day activities of the other, or (ii) allow Ditech to create or assume any obligation on behalf of Simulscribe.

13.2                        Force Majeure.

Except for the payment of monies, neither party shall be liable to the other for its failure to perform any obligations hereunder during any period in which performance is delayed on account of shortages, riots, insurrection, fires, flood, storm, explosions, acts of terrorism, acts of God, war, governmental action, labor conditions, earthquakes, material shortages or any other cause which is beyond the reasonable control of such party.

13.3                        Severability.

In the event that any provision of this Agreement, or the application of any such provision to any person or set of circumstances, will be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, will not be impaired or otherwise affected and will continue to be valid and enforceable to the fullest extent permitted by law

13.4                        Assignment.

This Agreement may not be assigned by Simulscribe without Ditech’s prior written consent, except that Simulscribe may assign its rights to receive payment due under the promissory notes and payment of the Incremental Payment and the conversion and related rights with respect thereto.  Except as is set forth below, this Agreement may not be assigned by Ditech without Simulscribe’s prior written consent.  Any such assignment by Simulscribe or Ditech shall be null and void. For purposes of this section, a Change of Control of Simulscribe shall be considered an assignment of Simulscribe’s rights.  Ditech may (without the prior written consent of Simulscribe) assign this Agreement, together with all of its rights and obligations hereunder, in connection with a merger, consolidation, or sale of all or substantially all of its assets of the business to which this Agreement relates; provided that the assignee assumes all of Ditech’s obligations under this Agreement.

13.5                        Notices.

Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing and shall be by personal delivery, facsimile transmission or certified or registered mail.  Such notice shall be deemed given upon personal delivery to the appropriate address or upon receipt of electronic transmission or, if sent by certified or registered mail, three (3) days after the date of the mailing.

Notice to Ditech:

Ditech Networks, Inc.

Attn: William J. Tamblyn, CFO/ Executive Vice President

825 E. Middlefield Rd.

Mountain View, CA 94043

Phone: (650) 623-1309

Fax: (650) 564-9591

Email: btamblyn@ditechnetworks.com

Notice to Simulscribe:

Company Name: Simulscribe LLC

Name of Representative: William Wachtel

Address: 110 E. 59th Street

Address: New York, NY 10022

Phone: (212) 909-9595

Fax: (212) 909-9450

Email: wachtel@wmllp.com

Confidential Information

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

13.6                        Governing Law.

This Agreement shall be governed by the laws of the United States and the State of California irrespective of its conflict of laws provisions requiring application of laws of any other jurisdiction and as applied to transactions taking place wholly within California between California residents.  The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement.

13.7                        Choice of Forum and Venue.

The parties hereby expressly submit, and hereby waive any objections they may have, to the personal jurisdiction and venue of the state and federal courts located in Santa Clara County, California and in the Northern District of California, for any claim, dispute, or lawsuit arising from or related to this Agreement.

13.8                        Language.

This Agreement is in the English language only, which language shall be controlling in all respects.  All communications and notices hereunder shall be in the English language. Ditech waives any right it may have under the law of Ditech’s country to have this Agreement written in the language of Ditech’s country or in the language of any country in the Territory. If a copy of this Agreement is provided in another language, both parties agree that such copy shall have no legal effect, even if signed by the parties.

13.9                        Publicity.

Except as may be required by law or the rules of any stock exchange or governmental or other regulatory authority, whether or not having the force of law, no announcement or circular in connection with the subject matter or existence of this Agreement shall be made or issued by or on behalf of a party without the prior written approval of the other party; provided, that (i) the initial press release of Ditech (even if required by law or the rules of any stock exchange or governmental or other regulatory authority) must be approved by Simulscribe and (ii) any future press release or other announcement or circular, in connection with the subject matter or existence of this Agreement, required by law or the rules of any stock exchange or governmental or other regulatory authority must be furnished to Simulscribe before it is issued.

13.10                 Modification.

No alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement shall be valid or binding on either party unless it shall have been mutually assented to in writing by both parties by its duly authorized representatives.

13.11                 Counterparts.

This Agreement may be executed in one or more counterparts, all of which taken together, shall constitute a single instrument and agreement.

13.12                 Effect of Cancellation of Note.

In the event that Simulscribe owes Ditech an amount under Section 8.2(b) or 8.3(b) of this Agreement and a note described in Section 3.1 shall be cancelled, the cancellation of the note shall be treated as a dollar for dollar credit in respect of the amount thereof.

13.13                 Entire Agreement.

The terms and conditions of this Agreement constitute the entire agreement between the parties and supersede all contemporaneous or previous agreements and understandings, whether oral or written, between the parties with respect to the subject matter hereof.

Confidential Information

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date last written below.

Ditech Networks, Inc.		Simulscribe LLC

Signed:	/s/ Todd Simpson	Signed:	/s/ William B. Wachtel

Print Name:	Todd Simpson	Print Name:	William B. Wachtel

Title:	CEO	Title:	Chairman

Date:	9/10/2009	Date:	9/10/2009

Confidential Information

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule A

Services, Prices and Payment Terms

Features

•                  Online voicemail management

•                  Unlimited voicemail box storage

•                  Voicemail delivery options include e-mail and/or text messages

•                  Dial-in voicemail management

•                  24/7 customer service and support

Benefits

•                  Read voicemail on your mobile phone, portable device and/or e-mail

•                  Whether you are in a meeting, traveling, or on the golf course, you can instantly see who called, what they said, and you won’t have to listen to all of your messages to find out about an important missed call

•                  Use the PhoneTag online user interface to search, sort, archive and delete voicemail like email

•                  You won’t have to write down the information from a voicemail; important numbers, names and addresses are easy to find, easy to access and will never get lost

•                  Respond in text by forwarding the message to another person

•                  Voicemails delivered as text when you are roaming saves you money

•                  You can still listen to the message as an audio file that is sent direct to your e-mail or dial in to the voicemail system

•                  Keep the same voicemail functionality that you are used to; all dial-in voicemail functionality stays the same

Corporate Voicemail Integration

Confidential Information

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule B

Support; Service Levels

Simulscribe agrees to meet the Service Level Requirements specified in the Assigned Customer Agreements in Schedule C.  Simulscribe shall meet the requirements in this Schedule B while providing services for new Customers under this Agreement.

[*]

Confidential Information

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C

Assigned Customer Agreements

[*]

Confidential Information

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule D

Promissory Note Sample

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

$3,500,000	September 10, 2009

DITECH NETWORKS, INC., a Delaware corporation (the “Company”), for value received, hereby promises to pay to SIMULSCRIBE, LLC (the “Holder”), the principal sum of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000).

1.                                       Principal.  The principal amount due under this Note shall be due and payable in a single installment on the earlier of (a) September 10, 2011 and (b) the effective date of a Change in Control (as defined below), unless sooner accelerated in accordance with the terms hereof (the “Maturity Date”).  The Company shall give the Holder at least seventeen (17) days prior written notice of the closing of a Change in Control under Section 1(b).  Notwithstanding anything to the contrary herein, this Note shall be null and void, and the Company shall not have any obligation to hereunder, in the event that any event occurs referenced in Sections 8.2(b), 8.3(b) or 12.2 of the Reseller Agreement, dated September [  ], 2009, between the Company and Simulscribe LLC, pursuant to which one or more of such sections provide that the Company would be entitled to liquidated damages pursuant to the provisions of one or more of such sections.    A “Change in Control” shall mean the occurrence of one or more of the following with respect to the Company: (i) the acquisition by any person (or related group of persons), whether by tender or exchange offer made directly to the Company’s stockholders, open market purchases or any other transaction or series of transactions, of common stock possessing sufficient voting power in the aggregate to elect an absolute majority of the members of that party’s Board of Directors; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which securities representing more than fifty percent (50%) of the total combined voting power of the surviving entity are held by persons who held the Company’s common stock immediately prior to such merger or consolidation; (iii) any reverse merger in which the Company is the surviving entity but in which securities representing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger; or (iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company.

2.                                       Interest.  There shall be no interest due under this Note.

Confidential Information

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.                                       Payments.  Final payment in full of the principal of this Note will be made at the principal office of the Holder, upon presentation and surrender of this Note.

4.                                       No Prepayment at the Option of the Company.  The Company may not prepay this Note in whole or in part, at any time, without the prior written consent of the Holder.

5.                                       Conversion.

(a)                                  In accordance with the provisions of this Section 5, at the option of the Holder, the outstanding principal amount due hereunder shall be converted on the Maturity Date, in whole but not in part, into shares (individually, a “Share” and collectively, the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”).  The initial conversion price is $3.50 per share of the Common Stock (the “Conversion Price”).

(b)                                 No fractional Shares shall be issued upon conversion of this Note.  In lieu of the Company issuing any fractional shares to the Holder upon conversion of this Note, the Company shall pay the cash not converted in lieu of a fractional Share.  To convert this Note pursuant to this Section 5, the Holder shall provide to the Company written notice of such conversion at least ten (10) days prior to the Maturity Date, and surrender this Note on or before the Maturity Date, duly endorsed, at the principal office of the Holder.  At its expense, the Company shall, as soon as practicable thereafter, deliver to such Holder at the address in the Company’s records for the Holder, a Stock Certificate endorsed to the Holder reflecting the number of Shares to which the Holder shall be entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note.  Such certificate shall bear a legend in proper form, stating substantially as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

In the event of any conversion of this Note pursuant to this Section 5, such conversion shall be deemed to have been made on the Maturity Date and on and after such date the Holder of this Note entitled to receive the Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Shares.

(c)                                  In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the then outstanding Common Stock, or a stock dividend or distribution on the then outstanding Common Stock, then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of Shares issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares of Common Stock.

Confidential Information

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d)                                 If the number of shares of the Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of the Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares of the Common Stock.

(e)                                  In case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the Holder will have the right to acquire and receive upon conversion of this Note in lieu of the Shares immediately theretofore acquirable upon the conversion of this Note, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for the number of shares of the Common Stock immediately theretofore acquirable and receivable upon conversion of this Note had such consolidation, merger or sale or conveyance not taken place.  The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Note and the obligations to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire.

(f)                                    The Company shall at all times reserve and keep available out of its authorized but unissued shares of its Common Stock solely for the purpose of effecting the conversion of this Note such number of shares as shall from time to time be sufficient to effect the conversion of this Note; and if at any time the number of authorized but unissued shares of its Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to the Holder, the Company will use its commercially reasonable efforts to take such Company action as may, in the opinion of the Company’s counsel, be necessary to increase its authorized but unissued Common Stock to such number of shares of Common Stock as shall be sufficient for such purposes.

(g)                                 Until conversion of this Note the Holder shall not have any rights as a stockholder of the Company.

6.                                       Events of Default and Right to Cure.

“Event of Default,” whenever used herein, means any one of the following (regardless of the reason or cause of such Event of Default):

(a)                                  The Company fails to make a payment, when due, of any principal due on this Note;

(b)                                 The entry of any decree or order by a court having jurisdiction adjudging the Company a debtor or insolvent, ordering the wind-up or liquidation of the Company, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company under the federal bankruptcy code (“Bankruptcy

Confidential Information

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Code”) or any other applicable federal or state law, the appointment of a receiver, liquidation, assignee, trustee, sequestrator, or other similar official of the Company, or of any substantial part of the property of the Company, and the continuance of any such decree or order unstayed, undischarged, or undismissed and in effect for more than sixty (60) consecutive days; or

(c)                                  Institution by the Company of proceedings, under the Bankruptcy Code or any other applicable federal or state law, seeking an order for relief, or the consent of the Company to the institution of bankruptcy or insolvency proceedings against the Company, or the consent by the Company to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, or other similar official of or for the Company or any substantial part of the property of the Company, or the making by the Company of any assignment for the benefit of creditors, or the admission by the Company of the Company’s inability to pay its debts generally as they become due, or the taking of any action by the Company in furtherance of any such action;

(d)                                 The issuance of any injunction or restraining order with respect to any material aspect of the business or assets of the Company, or levy on or attachment of any funds or other property, real or personal, of the Company, in an amount in excess of One Million Dollars ($1,000,000), if, in each case, the same is not dismissed, discharged, released, satisfied or vacated within a period of sixty (60) days;

(e)                                  The entry of any judgment or order against the Company for the payment of money in an amount in excess of One Million Dollars ($1,000,000) in excess of insurance coverage, if the same is not satisfied or enforcement proceedings are not stayed within sixty (60) days or if, within ninety (90) days after the expiration of any such stay, the judgment or order is not dismissed, discharged or satisfied;

(f)                                    The occurrence of a “Trigger Event” under Section 3.2(e) of the Services Agreement, of even date herewith, between the Company and the Holder.

If any Event of Default occurs, the Holder by written notice to the Company, may:

(i)                                     declare the entire unpaid principal of this Note due and payable and such principal shall thereupon become due and payable without presentment, notice, protest, or demand of any kind (all of which are expressly waived by the Company); and

(ii)                                  take all actions available to them, at law or in equity, to collect and otherwise enforce this Note;

provided however, in any event with respect to the Company described in paragraph (b) or (c) above, the entire unpaid principal amount of this Note shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein to the contrary notwithstanding.

Confidential Information

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.                                       Amendment.  This Note may not be amended or modified except by written instrument executed by the Company and the Holder.

8.                                       Additional Terms and Conditions.  The Company: (i) waives presentment, demand, notice of demand, protest, notice of protest, and notice of nonpayment and any other notice required to be given under the law to the Company, in connection with the delivery, acceptance, performance, default or enforcement of this Note; and (ii) agrees that any failure to act or failure to exercise any right or remedy on the part of the registered owner shall not in any way affect or impair the obligations of the Company or be construed as a waiver by the owner of, or otherwise affect, any of its rights under this Note.  In any litigation, arbitration, or other proceeding by which one party either seeks to enforce its rights under this Note (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Note, the prevailing party shall be awarded its reasonable attorney fees, and costs and expenses incurred.

9.                                       Invalidity.  In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in either of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced and disturbed thereby.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10.                                 Governing Law.  This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

11.                                 Notices.  All notices, requests, consents, and other communications under this Note shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

If to the Holder:	SIMULSCRIBE, LLC
110 E. 59th Street
New York, New York 10022
Attention: William B. Wachtel

With a required copy	Wachtel & Masyr, LLP
(which shall not constitute	110 E. 59th Street
notice) to:	New York, New York 10022
Attention: William B. Wachtel

If to the Company:	825 East Middlefield Road
Mountain View, CA 94043
Attention: Chief Financial Officer

Confidential Information

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Notices provided in accordance with this Section 11 shall be deemed delivered upon personal delivery or, on the same day when transmitted if transmitted by facsimile transmission, email or telecopier (with oral confirmation of receipt) or three (3) business days after deposit in the mail.

12.                                 Brokerage. The Company agrees to indemnify and hold harmless the Holder against and in respect of any claim for brokerage or other commission relative to this Note or the transactions contemplated by this Note, based in any way on agreements, arrangements or understanding made or claimed to have been made by such party with any third party.

13.                                 Jurisdiction and Waiver.  The Company hereby irrevocably consents to the exclusive jurisdiction of the federal and state courts located in the County of New York, State of New York, over all suits, actions or other proceedings arising out of or in relation to this Note.  The Company covenants that it shall not object to the venue of any such court over such suit, action or other proceeding on forum non conveniens or other grounds.

14.                                 WAIVER OF JURY TRIAL.  AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THE HOLDER TO ACCEPT THIS NOTE, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, THE COMPANY HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO THIS NOTE OR THE LOAN DOCUMENTS OR ARISING IN ANY WAY FROM THIS NOTE.

15.                                 Successors and Assigns.  This Note will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company’s assets.

IN WITNESS WHEREOF, this Note has been duly executed and delivered by the Company as of the date first written above.

DITECH NETWORKS, INC.

By:
Name:
Title:

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule E

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Confidential Information